CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

USA Video Interactive Corp.

We hereby consent to the incorporation by reference in Registration Statement No 000-29651 of USA Video Interactive Corp. and Subsidiaries on Form S-8 of our report dated March 31, 2011 on the consolidated financial statements of USA Video Interactive Corp. and Subsidiaries as of December 31, 2010 and the year then ended which appear on Form 10-K filed April 1, 2011.

KWCOPC

Houston, Texas

February 2, 2012